UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2020

RHYTHM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38223	46-2159271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

222 Berkeley Street

12th Floor

Boston, MA 02116

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (857) 264-4280

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RYTM	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On July 15, 2020, Rhythm Pharmaceuticals, Inc. (the “Company”) entered into an Amendment No. 2 to Development and Manufacturing Services Agreement (the “Amendment”) with Corden Pharma Brussels S.A. (“Corden”), which amended the Development and Manufacturing and Services Agreement between the Company and Corden (formerly Peptisyntha S.A.), dated as of July 17, 2013 (as amended by Amendment No. 1 to Development and Manufacturing Services Agreement on February 20, 2020 and the Amendment, the “Agreement”).

Pursuant to the terms of the Amendment, Corden has agreed to manufacture setmelanotide for the Company and the Company has agreed to make certain milestone payments to Corden, under a revised milestone schedule, in connection with the completion of testing and validation of batches of setmelanotide and the delivery of those validated batches to the Company. In addition, pursuant to the Amendment, the Company is no longer obligated to fund certain Corden employees to support Corden’s work in connection with the Agreement. The Agreement is terminable by the Company at any time provided it reimburses certain costs associated with Corden’s work.

A copy of the Amendment will be filed with the Company’s Quarterly Report on Form 10-Q for the Company’s second fiscal quarter.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2020, the Board of Directors (the “Board”) of the Company appointed David P. Meeker, M.D., the Chairman of the Board, as the President and Chief Executive Officer of the Company, and designated Dr. Meeker as the Company’s principal executive officer, in each case effective as of July 20, 2020. Also on July 16, 2020, Hunter Smith resigned as the Company’s Interim President and Chief Executive Officer, effective immediately prior to the effectiveness of Dr. Meeker’s appointment as the President and Chief Executive Officer of the Company. Mr. Smith will continue to serve as the Company’s Chief Financial Officer and principal financial officer and principal accounting officer.

Dr. Meeker, age 65, has served as a member of the Board since 2015 and became Chairman of the Board in April 2017. Dr. Meeker most recently served as CEO of KSQ Therapeutics, Inc., a biotechnology company, from October 2017 until July 2020. From October 2011 until June 2017, Dr. Meeker served as Executive Vice President and head of Sanofi Genzyme, a unit of Sanofi S.A., a global biotechnology company. Dr. Meeker oversaw the company’s specialty care unit, which included Rare Diseases, Multiple Sclerosis, Oncology and Immunology Therapies. As an Executive Vice President of Sanofi S.A., he was a member of Sanofi S.A.’s Executive Committee. Dr. Meeker joined Genzyme Corporation in 1994 as Medical Director to work on the Cystic Fibrosis Gene Therapy program. Subsequently, as Vice President, Medical Affairs, he was responsible for the development of rare disease therapies that today represent transformative and life-saving advancements in medicine for patients. Prior to Genzyme Corporation’s merger with Sanofi S.A. in 2011, Dr. Meeker was Genzyme Corporation's Chief Operating Officer, responsible for its commercial organization, overseeing its business units, country management organization and global market access functions. He played an important role in the integration with Sanofi S.A. Prior to joining Genzyme Corporation, Dr. Meeker was the director of the Pulmonary Critical Care Fellowship at the Cleveland Clinic and an assistant professor of medicine at Ohio State University. Dr. Meeker is currently a member of the board of directors of MyoKardia, Inc. and the Chairman of the board of directors of Trevi Therapeutics, Inc. Dr. Meeker received his M.D. from the University of Vermont Medical School. He trained in Internal Medicine at Harvard’s Beth Israel Hospital, and Pulmonary/Critical Care at Boston University. He completed the Advanced Management Program at Harvard Business School in 2000. The Board considered Dr. Meeker’s deep experience as a senior executive at leading global pharmaceutical companies, and his involvement in the development and commercialization of pharmaceutical product candidates for the treatment of rare and ultra-rare diseases, in concluding that he is qualified to serve as a director. The Board also considered the integral role he played in the growth of Genzyme during its period of rapid growth. The Board also noted Dr. Meeker’s extensive scientific and clinical experience, both in academia and as part of one of the world’s leading medical institutions.

On July 16, 2020, in connection with his appointment as President and Chief Executive Officer, the Company and Dr. Meeker entered into an offer letter (the “Offer Letter”) pursuant to which Dr. Meeker is entitled to receive an annual base salary of $620,000, subject to periodic review and adjustment by the Board, and an annual target bonus opportunity of 60% of his annual base salary. In addition, the Board has granted Dr. Meeker a stock option under its 2017 Equity Incentive Plan (the “Plan”) to purchase 900,000 shares of the Company’s common stock, which will vest as to 25% of the underlying shares on the first anniversary of Dr. Meeker commencing employment with the Company and as to the remaining 75% of the underlying shares in 12 substantially equal installments upon Dr. Meeker’s completion of each three full months of service to the Company thereafter. The stock option will vest in full in the event Dr. Meeker’s employment is terminated by the Company without Cause or Dr. Meeker resigns his employment for Good Reason, each within the meaning of the Offer Letter, and in either case, within three months prior to or 12 months following a change in control of the Company.

If Dr. Meeker’s employment is terminated by the Company without Cause or Dr. Meeker resigns his employment for Good Reason, he will be eligible to receive (i) 12 months of continued base salary and (ii) reimbursement of the premiums to continue coverage under the Company’s group health plans, if elected, for 12 months following his employment termination or, if earlier, until the date Dr. Meeker becomes no longer eligible for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) or becomes eligible to receive comparable coverage from a subsequent employer, provided that in the event of any such termination within three months prior to or 12 months following a change in control of the Company, the foregoing benefits will be provided for 18 months.

Dr. Meeker’s rights to receive termination payments and benefits are conditioned upon his execution and non-revocation of a general release of claims in the Company’s favor and his continued compliance with certain confidentiality obligations and restrictive covenants.

Dr. Meeker will continue his current term as Chairman of the Board but will not receive additional compensation for his service.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated July 16, 2020, between Rhythm Pharmaceuticals, Inc. and David P. Meeker, M.D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RHYTHM PHARMACEUTICALS, INC.

Date: July 21, 2020	By:	/s/ Hunter Smith
Hunter Smith
Chief Financial Officer